UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2009

VELOCITY EXPRESS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

MCG Acquisition LLC (“Newco”) (an entity formed by a management buyout group led by Vincent A. Wasik, Chief Executive Officer of the Company and his private equity firm, MCG Global, LLC (the “Management Group”)) has entered into a series of agreements with holders (the “Sellers”) owning approximately 99.1% of the principal amount of the Company’s Senior Secured Notes (which principal amount totals in the aggregate approximately $102 million) (the “Bond Sale Agreements”), and all of the related warrants.  The Bond Sale Agreements granted Newco the right to purchase such Senior Secured Notes and related warrants for a combination of the Sellers’ pro rata share based on all bonds outstanding of (i) $10,000,000 cash and (ii) 10% of the common stock of the Company (under certain circumstances as set forth in the Bond Sale Agreements).

On August 21, 2009, the Management Group assigned all of its equity interest in Newco to Comvest Velocity Holdings, LLC (“ComVest”).  Prior to the assignment of the equity interest in Newco, (i) certain members of the Management Group had entered into an agreement with ComVest establishing a framework for the negotiation of a possible restructuring of the Company that contemplates the issuance to the Management Group of 10%-20% of the common stock of the Company in connection with a restructuring of the Company under certain circumstances and (ii) Newco had entered into an agreement to sell a ComVest affiliates the Senior Secured Notes and warrants acquired pursuant to the Bond Sale Agreements.  The Management Group did not receive any consideration in this transaction other than the obligation for ComVest to provide it with such equity consideration in the event of a restructuring.  On August 27, 2009, Newco acquired approximately 76% of the aggregate principal amount of the Company’s Senior Secured Notes and the related warrants and immediately resold them to ComVest affiliates.  As a result of this purchase and certain additional purchases since August 27, ComVest affiliates own, in the aggregate, approximately 95% of the principal amount of the Company’s Senior Secured Notes and the related warrants.  ComVest has advised the Company that it does not require further compliance with the terms of the Fifth Supplemental Indenture requiring the Company to conduct a sale of all or substantially all of the Senior Secured Notes and/or the Company and/or the assets of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Mark T. Carlesimo, Esq.
Name:	Mark T. Carlesimo, Esq.
Title:	General Counsel

Date: September 3, 2009